SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549

            _______________________________________________________

                                   FORM 8-A


               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

            _______________________________________________________


                   FIRST NATIONS FINANCIAL SERVICES COMPANY

             Exact name of Registrant as specified in its charter

                             ____________________

     DELAWARE          76-0481583
     (State  or  other  jurisdiction  of          (IRS  Employer
     incorporation  or  organization)          Identification  Number)

              560 FELLOWSHIP ROAD, MOUNT LAUREL, NEW JERSEY 08054

                             ____________________

       Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE

                             ____________________

       Securities to be registered pursuant to Section 12(g) of the Act:


                  SENIOR SUBORDINATED, FIXED RATE TERM NOTES

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item  1.          Description  of  Registrant's  Securities  to be Registered.
                  ------------------------------------------------------------

     The information required by this Item is set forth under the heading "DESCRIPTION OF THE NOTES AND THE INDENTURE" on page 15 of the Preliminary Prospectus, dated January 8, 1997 (related to the offering of $50,000,000 Senior Subordinated, Fixed Rate Term Notes). Copies of such Prospectus were delivered to the Commission for filing on January 8, 1997 as a part of the Registration Statement on Form SB-2 in compliance with the Securities Act of 1933, as amended. The material under the heading "DESCRIPTION OF THE NOTES AND THE INDENTURE" on page 15 is incorporated herein by reference.

Item  2.

     The exhibits described below are incorporated by reference from identically numbered Exhibits to the Registrant's Registration Statement on Form SB-2 delivered to the Commission for filing on January 8, 1997.


ITEM  27.    EXHIBITS

     3.1  -  Certificate  of  Incorporation.
     3.2  -    By-Laws.
     4.1  -  Trust Indenture between the Registrant and the Indenture Trustee.
     4.2  -  Form  of  Notes  (included  as  part  of  Exhibit  4.1).
     5.1 - Opinion of Sonfield & Sonfield with respect to legality of the Notes.
     8.1 - Opinion of Sonfield & Sonfield with respect to tax matters (included as part of Exhibit 5.1).
          10.1 - Indemnification Agreement between the Company and William T. Juliano.
          10.2 - Indemnification Agreement between the Company and Thomas E. Juliano.
     10.3  -  Lease  Agreement  covering  office  space.
     10.4  -  Amendment  to  Lease  Agreement  covering  office  space.
     23.1  - Consent of Sonfield & Sonfield (included as part of Exhibit 5.1).
     23.2  -  Consent  of  Harper  &  Pearson  Company.
     25.1  -  Statement  of  Eligibility  of  Trustee.

                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


FIRST  NATIONS  FINANCIAL  SERVICES  COMPANY



By:    /s/William  T.  Juliano
     -------------------------
      William  T.  Juliano,  President

Date:  July  8,  1997